Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): May 31, 2006.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8733 Siegen Lane, Suite 309, Baton Rouge, LA 70810
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 341-4004

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Form 8-K
Diamond I, Inc.
Item 2.01.	Completion of Acquisition or Disposition of Assets.
On May 31, 2006, we completed the acquisition of all of the outstanding capital stock of Touchdev Limited, a U.K. corporation, under a securities purchase agreement (the “Purchase Agreement”) with the owners of Touchdev Limited. Under the Purchase Agreement, we issued 8,000,000 shares of our common stock to the owners of Touchdev Limited, in consideration of their capital stock of Touchdev Limited.

Item 7.01.	Regulation FD Disclosure.
Press Release
On June 1, 2006, we issued the press release reproduced below:
Diamond I Completes Acquisition of U.K. Gaming Software Company, Touchdev Limited
Acquisition to Facilitate Additional Avenues of Opportunities

LAS VEGAS, NV--(MARKET WIRE)--Jun 1, 2006 -- Diamond I, Inc. (OTC BB:DMOI.OB - News), a developer of wireless gaming products, including the WifiCasino GS(TM) wireless hand-held gaming system, today announced that it has completed its acquisition of Touchdev Limited. The acquisition was made solely for Diamond I stock.

In addition to its proprietary wireless-PDA and cellular-phone-based compatible gaming software, Touchdev Limited, a private U.K. company, operates www.touchpoker.com, a Texas Hold'em play-money Internet site where visitors can play poker for entertainment only.

“We are proud to add Touchdev's proprietary software portfolio to our holdings,” said David Loflin, Diamond I's CEO. "We are also extremely excited about the other opportunities presented by Touchdev's holdings.”

Mr. Loflin further noted that, because of Touchdev's proprietary software and other intellectual properties, the company expects the acquisition of Touchdev to provide Diamond I a platform from which to become a dynamic participant in the growing international wireless hand-held and cellular-phone-based gaming segments.

Mr. Brad Thomas of Touchdev stated, "We are pleased to have completed this deal and believe that Diamond I will be able to capitalize on Touchdev's global marketing opportunities, including the TouchPoker.com opportunity."

About Diamond I, Inc.

Diamond I, Inc. is a development-stage company that develops wireless gaming products, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as "WifiCasino GS Concierge and Gaming System"(TM). The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

With the passage of Nevada Law AB471, which authorizes the use of mobile communication devices for gaming in public areas in Nevada casinos, Diamond I seeks to secure a Las Vegas hotel/casino to serve as the demonstration site for its WifiCasino GS, in conjunction with its application for a gaming license in Nevada. To that end, in a letter of intent, The Palms Resort and Casino has agreed to continue to develop a working relationship relating to Diamond I's WifiCasino GS and, assuming Diamond I continues to meet certain standards, The Palms stated that it intends to pursue an opportunity with Diamond I. Diamond I continues to seek venues in which to establish its WifiCasino GS system, including other U.S. casinos and horse and dog racing facilities. Diamond I has had preliminary discussions with certain owners of cruise ships, certain owners of horse racing facilities in the United States and dog and horse racing facilities outside the United States.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward-looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Diamond I's products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Diamond I believes the statements are reasonable, it can give no assurance that such expectations will prove correct. Diamond I cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: 225.341.4004, Diamond I, Inc., Baton Rouge, David Loflin
* * * END OF PRESS RELEASE * * *

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:
Exhibit No.	Description of Exhibit	Location
10.1	Securities Purchase Agreement, dated as of May 17, 2006.	Current Report on Form 8-K, date of event: May 17, 2006, filed on May 29, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: June 2, 2006.	DIAMOND I, INC.
By:	/s/ DAVID LOFLIN
David Loflin, President